Exhibit 99.1

Tenet Announces Process to Explore a Potential Sale of Conifer, Provides Updates on Cost Reduction and Board Refreshment Initiatives, and Issues Outlook for 2018

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Targeted cost reduction program has been expanded and is now expected to yield $250 million of annualized run-rate savings by the end of 2018, representing a $100 million increase to the savings target.

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Outlook for 2018 includes net income from continuing operations attributable to Tenet common shareholders of $65 million to $70 million, Adjusted EBITDA of $2.475 billion to $2.575 billion, diluted earnings per share from continuing operations of $0.63 to $0.68 and Adjusted diluted earnings per share from continuing operations of $1.07 to $1.36.

●	The California Provider Fee program covering the 30-month period from January 1, 2017 to June 30, 2019 has been approved.

●	The Company is initiating a process to explore a potential sale of Conifer Health Solutions, its healthcare business services subsidiary.

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To accelerate improvement in quality and patient experience, the Company has adopted new performance thresholds for related metrics that management must meet to be eligible for incentive compensation under its Annual Incentive Plan for 2018.

●	The Company’s Board of Directors is continuing the board refreshment process with plans to further enhance the composition of the Board by the 2018 annual meeting of shareholders.

●	The Board has reaffirmed the continuation of the previously announced shareholders rights plan until the 2018 annual meeting.

DALLAS – December 19, 2017 – Tenet Healthcare Corporation (NYSE: THC) today announced additional actions to support the Company’s goal of improving financial performance and enhancing shareholder value. The changes include an expansion of the previously announced cost reduction program, an update to the ongoing board refreshment process to ensure that the Board of Directors has the best mix of skills and experience to maximize the future value of the Company, and exploring a potential sale of Conifer. In addition, the Company is issuing its Outlook for 2018 and has reaffirmed the previously announced shareholders rights plan until the 2018 annual meeting.

“We are continuing to take aggressive actions to improve financial performance and returns for our shareholders by executing on our previously announced divestiture plans, accelerating growth, enhancing quality, eliminating unnecessary costs, improving margins and free cash flow, and lowering our leverage ratio,” said Ronald A. Rittenmeyer, executive chairman and CEO. “As we have worked through this process, I want to acknowledge the insights received from many shareholders, including Glenview Capital, which have been very helpful in our efforts to reposition Tenet.”

Mr. Rittenmeyer added, “We remain open to all options that can enhance shareholder value, and given that we have adequate liquidity to operate our business and no near-term debt obligations, we have the flexibility we need to achieve the best alternative for shareholders. Conifer has great business lines with strong growth potential and robust free cash flow. As we initiate a process to explore a potential sale of Conifer, our objective is to maximize the value of Conifer for our shareholders and put Conifer in the best position to continue to provide quality service to its clients, including our own hospitals.”

“Since taking the leadership of the company in September, I have been impressed by the dedication and tenacity of Tenet’s people. This team has responded with speed, energy and a relentless focus on quality care, patient satisfaction, cost management and compliance. We enter 2018 with a continued focus on these key areas plus a renewed view of improving growth across the enterprise,” concluded Mr. Rittenmeyer.

Cost Reduction Initiatives

The Company has increased the size of its previously announced cost reduction initiatives by $100 million, and now expects to achieve $250 million of annualized run-rate savings by the end of 2018. The Company expects to realize approximately $125 million of the savings during calendar year 2018, up from the Company’s previous goal of $75 million (this $125 million of savings is included in the Company’s Outlook for 2018, which is discussed below).

Strengthen the Alignment of the Annual Incentive Plan with Quality & Patient Experience

The Company is adding a Quality and Patient Experience Gatekeeper to its Annual Incentive Plan (“AIP”) in 2018. The gatekeeper will require certain levels of improvement and performance across all key quality and patient experience measures in order for participants to be eligible to participate in the AIP. Failure to achieve these thresholds may eliminate certain individuals from eligibility for a 2018 AIP award. The Company is making this change as it believes improved quality and patient satisfaction is a critical driver of overall performance.

Exploring a Potential Sale of Conifer

Tenet is initiating a process to explore a potential sale of Conifer. To assist in this process, Tenet has engaged Goldman, Sachs & Co. LLC as its financial advisor and Kirkland & Ellis LLP as its legal advisor. Conifer is a leading provider of healthcare business process services in the areas of hospital and physician revenue cycle management and value-based care solutions.  There can be no assurance that this process will result in a transaction and Tenet may ultimately decide to retain all or part of Conifer’s business.  Tenet expects that a decision regarding a potential sale of Conifer should be made during the first half of 2018.

Board Refreshment Update

As previously announced on August 31, 2017, Tenet has commenced a process to refresh the composition of its Board of Directors. This process is focused on ensuring a strong mix of viewpoints, skills, and experience that align with the Company’s business and will help maximize the future value of Tenet.

To date, this process has resulted in the identification and appointment of three new independent directors that collectively have significant healthcare, financial and operational expertise. The Board will continue its search for additional independent directors who can further enhance the Board’s expertise in areas directly relevant to the Company’s business with a goal of further refreshing the composition of the Board by the time of the Company’s 2018 annual meeting of shareholders. The Board intends to continue to actively engage with its shareholders, including considering their input on potential director candidates.

Tenet’s board currently consists of 12 directors, 11 of whom are independent and five of whom have joined the board since November 2016.

Shareholder Rights Plan

The short-term shareholder rights plan approved by the Board in August is intended to protect the Company’s substantial income tax net operating loss carryforwards (“NOLs”).  Tenet currently projects that the NOL will be approximately $1.6 billion at the end of 2017.  As previously disclosed, the rights plan is scheduled to expire following the conclusion of the Company’s 2018 annual meeting of shareholders in May.

The Tenet Board recently reviewed the Company’s short-term shareholder rights plan. At this point, there is no plan to extend the short-term shareholder rights plan following the Company’s 2018 annual meeting; however, the Board will further evaluate the ongoing need for the rights plan at such time based on the status of the risk to the Company’s NOLs. The plan is not intended to prevent any action that the Board determines to be in the best interests of the Company.

Outlook for 2018

The Company’s Outlook for 2018 includes:

●	Net operating revenues of $17.8 billion to $18.2 billion,

●	Net income from continuing operations attributable to Tenet common shareholders of $65 million to $70 million,

●	Adjusted EBITDA of $2.475 billion to $2.575 billion,

●	Net cash provided by operating activities of $1.245 billion to $1.450 billion,

●	Adjusted net cash provided by operating activities of $1.300 billion to $1.550 billion,

●	Capital expenditures of $625 million to $675 million,

●	Adjusted Free Cash Flow of $675 million to $875 million,

●	Earnings per diluted share from continuing operations attributable to Tenet shareholders of $0.63 to $0.68, and

●	Adjusted diluted earnings per share from continuing operations attributable to Tenet shareholders of $1.07 to $1.36.

The Company’s Adjusted EBITDA Outlook for 2018 by segment is comprised of the following:

●	Hospital Operations and other: $1.435 billion to $1.495 billion,

●	Ambulatory Care: $770 million to $800 million, and

●	Conifer: $270 million to $280 million.

In addition, the Outlook for 2018 is based on the following assumptions:

●	Our expectation of organic revenue growth in our hospitals and ambulatory facilities.

●	A promising pipeline of acquisitions and de novo developments across our ambulatory offerings.

●	The Outlook for 2018 does not incorporate any impact from a potential sale of Conifer.

●	$220 million to $230 million of revenue related to the California Provider Fee program.

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Divestitures are expected to be completed at various points throughout 2018. The Outlook for 2018 includes approximately $300 million to $350 million of revenue and $40 million to $50 million of Adjusted EBITDA, representing a partial-year contribution from eight hospitals in the United States and nine facilities in the United Kingdom, which the Company is planning on divesting.

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No change in the tax laws. Based on the Company’s review of the tax bills that have separately passed the Senate and the House, and the negotiated changes to these bills by the House-Senate conference committee which remain subject to change, the Company currently expects that its net income and earnings per share will be lower than the 2018 Outlook figures outlined above due to the limitations that these bills place on the deductibility of interest expense. Also, if a tax bill is enacted by year end, the Company will recognize in the fourth quarter ending December 31, 2017 a substantial revaluation and associated non-cash partial write-down of its net deferred income tax assets, including its NOLs, due to an expected reduction in the corporate federal income tax rate. The Company does not currently anticipate the proposed changes in tax law having a meaningful impact on the Company’s ability to utilize its NOLs.

Additional details on Tenet’s Outlook for 2018 are available in Tables #1 and #2 at the end of this press release. The Company intends to provide additional perspectives on its Outlook for 2018 on its fourth quarter earnings call, which the Company expects to hold on the morning of February 27, 2018.

Non-GAAP Financial Information

This press release includes certain non-GAAP measures, such as Adjusted EBITDA, Adjusted net income (loss) from continuing operations attributable to Tenet shareholders, Adjusted diluted earnings (loss) per share from continuing operations attributable to Tenet shareholders, and Adjusted Free Cash Flow. Reconciliations of these measures to the most comparable GAAP measure are contained in the tables at the end of this release.

Tenet Healthcare Corporation is a diversified healthcare services company with nearly 130,000 employees united around a common mission: to help people live happier, healthier lives.  Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the Company operates general acute care and specialty hospitals, ambulatory surgery centers, urgent care centers and other outpatient facilities in the United States and the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms "THC", "Tenet Healthcare Corporation", "the Company", "we", "us" or "our" refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

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Investor Relations Brendan Strong 469-893-6992 investorrelations@tenethealth.com	Corporate Communications Daniel Waldmann 469-893-2640 mediarelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the outcome of the sale process we are initiating for Conifer Health Solutions, our ability to realize cost savings under our cost reduction initiatives, potential disruptions to our business or diverted management attention as a result of these recently announced actions, and the other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2016, Form 10-Q for the quarterly period ended September 30, 2017 and other filings with the Securities and Exchange Commission.

Tenet uses its Company website to provide important information to investors about the Company including the posting of important announcements regarding financial performance and corporate developments.

Non-GAAP Financial Measures
Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss (income) attributable to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax benefit (expense), (5) other non-operating income (expense), net, (6) gain (loss) from early extinguishment of debt, (7) interest expense, (8) litigation and investigation (costs) benefit, net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested operations and closed businesses (i.e., the Company’s health plan businesses). Litigation and investigation costs do not include ordinary course of business malpractice and other litigation and related expense.
Adjusted net income (loss) from continuing operations attributable to Tenet Healthcare Corporation common shareholders, a non-GAAP measure, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) impairment and restructuring charges, and acquisition-related costs, (2) litigation and investigation costs, (3) gains on sales, consolidation and deconsolidation of facilities, (4) gain (loss) from early extinguishment of debt, (5) income (loss) from divested operations and closed businesses, (6) the associated impact of these five items on taxes and noncontrolling interests, and (7) net income (loss) from discontinued operations. Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP term, is defined by the Company as Adjusted net income (loss) from continuing operations attributable to Tenet Healthcare Corporation common shareholders divided by the weighted average primary or diluted shares outstanding in the reporting period.
Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment from continuing operations.
Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which utilize similar non-GAAP measures in their presentations. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
We use, and we believe investors and analysts use, Free Cash Flow and Adjusted Free Cash Flow as supplemental measures to analyze cash flows generated from our operations because we believe it is useful to investors in evaluating our ability to fund distributions paid to noncontrolling interests, acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in our financial statements, they do not provide a complete measure of our operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
A reconciliation of Outlook Adjusted EBITDA to Outlook net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, is set forth in Table #1 below for the twelve months ending December 31, 2018. A reconciliation of Outlook Adjusted net income from continuing operations attributable to Tenet Healthcare Corporation common shareholders to Outlook net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, is set forth in Table #1 below for the twelve months ending December 31, 2018. A reconciliation of Outlook Adjusted Free Cash Flow to Outlook net cash provided by (used in) operating activities, the most comparable GAAP measure, is set forth in Table #2 below for the twelve months ending December 31, 2018.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Outlook Adjusted EBITDA to
Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders
For the Year Ending December 31, 2018
(Unaudited)

(Dollars in millions, except per share amounts)	2018
	Low	High
Net income attributable to Tenet Healthcare Corporation common shareholders	$60	$70
Less: Net income attributable to noncontrolling interests	(415)	(435)
Net loss from discontinued operations, net of tax	(5)	—
Income from continuing operations	480	505
Income tax expense	(120)	(110)
Income from continuing operations, before income taxes	600	615
Interest expense	(1,000)	(1,010)
Loss on early extinguishment of debt	(5)	—
Other non-operating expense, net	(20)	(25)
Operating income	1,625	1,650
Gains on sales, consolidation and deconsolidation of facilities(1)	—	—
Impairment and restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(50)	(100)
Depreciation and amortization	(790)	(810)
Loss from divested and closed businesses	(10)	(15)
Adjusted EBITDA	$2,475	$2,575
Net income from continuing operations	$65	$70
Net income from continuing operations as a % of operating revenues	0.4%	0.4%
Net operating revenues	$17,800	$18,200
Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	13.9%	14.1%
Adjusted EBITDA	$2,475	$2,575
Depreciation and amortization	(790)	(810)
Interest expense	(1,000)	(1,010)
Other non-operating expense, net	(20)	(25)
Adjusted income from continuing operations before income taxes	665	730
Income tax expense	(140)	(155)
Adjusted income from continuing operations	525	575
Net income attributable to noncontrolling interests	(415)	(435)
Adjusted net income from continuing operations attributable to common shareholders	$110	$140
Basic weighted average shares outstanding (in millions)	102	102
Fully diluted weighted average shares outstanding (in millions)	103	103
Diluted earnings per share from continuing operations	$0.63	$0.68
Adjusted diluted earnings per share from continuing operations	$1.07	$1.36

(1)
The Company has provided an estimate of restructuring charges that it anticipates in 2018. The Company does not forecast impairment charges, acquisition-related costs and litigation costs and settlements and gains (losses) on sales, and consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliation of Outlook Adjusted Free Cash Flow
for the Year Ending December 31, 2018

(Dollars in millions)	2018
	Low	High
Net cash provided by operating activities	$1,245	$1,450
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(50)	(100)
Net cash used in operating activities from discontinued operations	(5)	—
Adjusted net cash provided by operating activities – continuing operations	1,300	1,550
Purchases of property and equipment – continuing operations	(625)	(675)
Adjusted free cash flow – continuing operations(2)	$675	$875

(1)
The Company has provided an estimate of payments that it anticipates in 2018 related to restructuring charges. The Company does not forecast payments related to acquisition-related costs and litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items may be indeterminable at the time the Company provides its financial Outlook.

(2)
The Company's definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company's Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interests, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interests.